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                                                                      EXHIBIT 12

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                  (In millions)

                                                               FOR THE YEARS ENDED DECEMBER 31,
                                              1996           1995           1994           1993           1992
                                            --------       --------       --------       --------       --------
INCOME BEFORE TAXES                         $  917.1       $  877.0       $  614.7       $  790.3       $  744.5
--------------------------------------      --------       --------       --------       --------       --------
Add (subtract):
  Portion of rents representative of
    interest                                    34.3           26.3           25.3           20.9           21.7
  Interest on bonds, mortgages &
    similar debt                                74.2           55.2           51.9           56.1           64.7
  Other Interest                               131.8           86.5           54.6           53.7           51.0
  Interest expense included in cost of
    plant construction                         (12.9)          (6.6)          (6.2)          (6.7)          (6.4)
  Income of unconsolidated venture                --             --            3.9             --            5.4
                                            --------       --------       --------       --------       --------
Income as adjusted                          $1,144.5       $1,038.4       $  744.2       $  914.3       $  880.9
                                            ========       ========       ========       ========       ========

FIXED CHARGES:
  Portion of rents representative of
    interest                                $   34.3       $   26.3       $   25.3       $   20.9       $   21.7
  Interest on bonds, mortgages &
    similar debt                                74.2           55.2           51.9           56.1           64.7
  Other Interest                               131.8           86.5           54.6           53.7           51.0
                                            --------       --------       --------       --------       --------
                                            $  240.3       $  168.0       $  131.8       $  130.7       $  137.4
                                            ========       ========       ========       ========       ========

RATIO OF EARNINGS TO FIXED CHARGES               4.8            6.2            5.6            7.0            6.4
                                            ========       ========       ========       ========       ========


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